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                                                                   EXHIBIT 10.18

                          REDACTED FOR CONFIDENTIALITY

   FIRST ANCILLARY AGREEMENT TO THE TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

                This Agreement, a First Ancillary Agreement to the May 20, 1999 TECHNOLOGY TRANSFER AND LICENSE AGREEMENT (TTLA) is made effective January 24, 2000 ("Effective Date"), by and between Chartered Semiconductor Manufacturing LTD ("CSM"), a Singapore Corporation, with principal offices located at 60 Woodlands Industrial Park D, Street 2, Singapore 738406, Chartered Silicon Partners PTE LTD ("CSP"), a Singapore Corporation, with principal offices located at 60 Woodlands Industrial Park D, Street 2, Singapore 738406, and Motorola, Inc. ("Motorola"), a Delaware corporation, with principal offices located at 1303 East Algonquin Road, Schaumburg, Illinois 60196.

                WHEREAS, Motorola, CSM and CSP desire to revise and update certain Sections of the TTLA existing between the parties.

                NOW THEREFORE, in consideration for the mutual promises contained herein, the Parties agree as follows:

                This First Ancillary Agreement amends Confidentiality Section 9, particularly to amend Section 9.4, and adds Sections 9.5 and 9.6 to the May 20, 1999 TECHNOLOGY TRANSFER AND LICENSE AGREEMENT between the Parties as follows:

        SECTION 9.4 IS HEREBY DELETED AND REPLACED WITH THE FOLLOWING LANGUAGE:

9.4 Notwithstanding anything to the contrary in this Agreement, CSM and CSP will construct a firewall between each of them and any Joint Projects between CSM or CSP and parties not subject to this Agreement including Lucent and CSM's joint venture fab with Lucent. This firewall shall protect the Technical Confidential Information provided or disclosed by Motorola to CSM or CSP from disclosure to individuals working on or who will be working on such Joint Projects or in such joint venture fab. Except as provided in Section 9.5, such firewall shall include CSM and CSP not assigning employees having knowledge of such Technical Confidential Information provided or disclosed by Motorola to work on such Joint Projects or in such joint venture fab for a period of ******************** from the end of the period such employees were exposed to Technical Confidential Information. For the purposes of this
        Section 9.4, Section 9.5, and Section 9.6, "Technical Confidential Information" shall mean Confidential Information of a technical nature including but not limited to process recipes, detailed sequences of steps in a factory control system regarding the manufacture of products, specific equipment configurations unique to the Logic Process Technologies. "Technical Confidential Information" shall not include information of business, marketing, commercial, or financial nature and any information which is authorized for disclosure pursuant to Sections
        2.1.1 or 9.3 of this Agreement. Further, for purposes of

CONFIDENTIAL TREATMENT REQUESTED

The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission.


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        this Section 9.4, and Section 9.5, "Joint Projects" shall mean projects between CSM or CSP and parties not subject to this Agreement, for development of new manufacturing processes, new process technologies or significant developments to other process technology, such as new stand-alone blocks of process technology that are separate from but may be coupled with the other process technology and when coupled with other process technology, enable the manufacture of products having increased functionality. "Joint Projects" shall not include improvements to other process technology such as changes or additions to a process which improves or modifies it in some manner, including but not limited to increasing manufacturing throughput, increasing the performance, quality or yield of devices manufactured using the process, decreasing the cost of utilizing the process, or enabling the use of different materials.

        ADD THE FOLLOWING SECTIONS 9.5 AND 9.6:

9.5 CSM and CSP shall not be restricted from transferring process technology that is not Logic Process Technologies, including but not limited to process technology developed in Joint Projects, into or out of the CSP fab, provided however that only Chartered Employees may enter the CSP fab as part of the transfer. "Chartered Employees" shall mean employees of CSM or CSP or employees of Agilent Technologies, Inc. assigned full-time to CSM or CSP. Provided that the Chartered Employees that are part of the transfer are not exposed to the process recipes, or detailed sequences of steps in a factory control system regarding the manufacture of products, which constitute portions of the Technical Confidential Information, and were not working directly with the Technical Confidential Information prior to the start of the transfer, they are free to be immediately reassigned. Further, CSM and CSP may utilize expert Chartered Employees not normally assigned to the CSP fab to resolve problems that arise with either quantity or quality that result from using the other process technologies transferred into CSP. Provided these expert Chartered Employees are not exposed to the process recipes, or detailed sequences of steps in a factory control system regarding the manufacture of products, which constitute portions of the Technical Confidential Information, they are free to be immediately reassigned. Also, CSM and CSP are free to utilize Chartered Employees to provide centralized services including quality assurance, supply management, and certain equipment maintenance and repair. Provided the Chartered Employees providing these centralized services are not exposed to the process recipes, or detailed sequences of steps in a factory control system regarding the manufacture of products, which constitute portions of the Technical Confidential Information, they are free to be immediately reassigned.

9.6 Assurances: Motorola shall have the right to review the CSP procedures for protecting Logic Process Technologies from inadvertently contaminating other process technologies. Motorola shall provide reasonable notice of such reviews, and such reviews shall occur no more frequently than once each


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        calendar quarter. Further, Motorola shall, at its own expense, have the right to have a technical audit performed by a mutually agreed upon third party. This technical audit shall be narrowly focused, based upon specific concerns raised by the Motorola review of the CSP procedures. The selection of the mutually agreed upon third party to perform the technical audit shall occur within five (5) working days of receipt by CSP of the specific concerns raised by the Motorola review of the CSP procedures. The mutually agreed upon third party shall be granted access to all necessary confidential information, but shall not include any non-Motorola confidential information in reporting the results of the technical audit to Motorola. The duration of the technical audit shall not exceed twenty-one (21) days.


IN WITNESS WHEREOF, the undersigned Parties have duly executed this First Ancillary Agreement as of the Effective Date.

Chartered Silicon Partners Pte Ltd

By:     /s/ Lance Mills
   -----------------------------------------------
Title:  Agilent CSP Program Manager
      --------------------------------------------
Date:   January 24, 2000
     ---------------------------------------------

Chartered Semiconductor Manufacturing Ltd

By:     /s/ Brian Klene
   -----------------------------------------------
Title:  VP Strategic Development
      --------------------------------------------
Date:   January 24, 2000
     ---------------------------------------------

Motorola, Inc.

By:     Wayne K. Nesbit
   -----------------------------------------------
Title:  Vice President & Director
      --------------------------------------------
         Worldwide External Technology
      --------------------------------------------
Date:   January 10, 2000
     ---------------------------------------------


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